Exhibit 10.1

August 3, 2026

Board of Directors

Invech Holdings, Inc.

Re: Resignation of Alexander M. Woods-Leo

Dear Board of Directors:

Please be advised that I, Alexander M. Woods-Leo, do hereby resign all of my positions as officer and director of Invech Holdings, Inc. (the “Company”).

This resignation is effective as of August 3, 2026. Specifically, I resign from my positions as President, Chief Executive Officer, Secretary, Treasurer and Director of the Company, as well as any other positions that might be construed as part of the executive management or directorship of the Company.

My resignation is not due to any disagreement on any matter relating to the operations, policies, or practices of the Company.

Yours truly,

/s/ Alexander M. Woods-Leo

Alexander M. Woods-Leo

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INVECH HOLDINGS, INC.

Unanimous Written Consent

Of Board of Directors

In Lieu of Special Meeting

The undersigned, being the Board of Directors of Invech Holdings, Inc., a Nevada corporation (the “Corporation”), hereby waives the calling or holding of a meeting of the Board of Directors of the Corporation (the “Board”), consents in writing as of this 3rd day of August, 2026 to the following actions and directs that this unanimous written consent be filed by the Corporation’s Secretary with the minutes of proceedings of the Board.

WHEREAS, the Corporation desires to accept the resignation of Alexander M. Woods-Leo as its President, CEO, Treasurer, Secretary and Director; and

WHEREAS, the Corporation desires to appoint Stephen Ken Adair as its President, CEO, Treasurer, Secretary and Director.

Now, therefore,

RESOLVED, the Corporation shall accept the resignation of Alexander M. Woods-Leo as its President, CEO, Treasurer, Secretary and Director, effective as of August 3, 2026.

FURTHER RESOLVED, the Corporation shall appoint Stephen Ken Adair as its President, CEO, Treasurer, Secretary and Director, effective as of August 3, 2026.

FURTHER RESOLVED, the Board of Directors of the Corporation be and hereby is authorized, empowered and directed to take any and all actions and to execute, deliver and file any and all agreements, instruments and documents as the Board of Directors so acting shall determine to be necessary or appropriate to consummate the transactions contemplated by the foregoing resolutions. The taking of such action shall be conclusive evidence that the same was deemed to be necessary or appropriate and was authorized hereby.

IN WITNESS WHEREOF, the undersigned, being the Board of Directors of Invech Holdings, Inc., has executed this Consent as of the day and year first written above.

/s/ Alexander M. Woods-Leo

Alexander M. Woods-Leo, Director

ACCEPTANCE OF APPOINTMENT

The undersigned hereby accepts the foregoing appointment as President, Chief Executive Officer, Treasurer, Secretary and Director of Invech Holdings, Inc., effective as of August 3, 2026, and consents to serve in each such capacity.

/s/ Stephen Ken Adair

Stephen Ken Adair, President, CEO, Treasurer, Secretary and Director

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